CUSIP Nos.:	32055Y 201; 32055Y 300	Page	18	of	19	Pages
EXHIBIT 99.2
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS , that each of the undersigned hereby constitutes and appoints each of Thomas W. Scott, James R. Scott, Randall I. Scott and Timothy Leuthold as his true and lawful attorneys-in-fact, with full power of substitution in any and all capacities, to:
     (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) and Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Act”), or any rule or regulation of the SEC;
     (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as a stockholder of First Interstate BancSystem, Inc. (the “Company”), any and all Forms 3, 4, and 5 required to be filed by the undersigned in accordance with Section 16(a) of the Act or Schedules 13D or 13G required to be filed by Section 13(d) or Section 13(g) of the Act and the rules and regulations thereunder;
     (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
     (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
     The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16, Section 13(d) or Section 13(g) of the Act.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

CUSIP Nos.:	32055Y 201; 32055Y 300	Page	19	of	19	Pages
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of January, 2011.

/s/ RANDALL I. SCOTT
Randall I. Scott

N Bar 5, Limited Partnership
By:	/s/ RANDALL I. SCOTT
	Name:	Randall I. Scott
	Title:	Managing General Partner

/s/ JAMES R. SCOTT
James R. Scott

J.S. Investments Limited Partnership
By:	/s/ JAMES R. SCOTT
	Name:	James R. Scott
	Title:	Managing General Partner

/s/ JOHN M. HEYNEMAN, JR.
John M. Heyneman, Jr.

Towanda Investments Limited Partnership
By:	/s/ JOHN M. HEYNEMAN, JR.
	Name:	John M. Heyneman, Jr.
	Title:	Managing General Partner

/s/ DAN S. SCOTT
Dan S. Scott

/s/ THOMAS W. SCOTT
Thomas W. Scott

/s/ HOMER A. SCOTT, JR.
Homer A. Scott, Jr.